Exhibit 99.1

Ventas Reports 2019 Third Quarter Results

CHICAGO--(BUSINESS WIRE)--October 25, 2019--Ventas, Inc. (NYSE: VTR) today announced its results for the third quarter ended September 30, 2019.

“Ventas delivered strong enterprise level results in the third quarter, driven by our diverse portfolio including robust performance in our Medical Office, Healthcare and Research & Innovation portfolios, our high quality and accretive investments and effective capital markets execution. We have maintained the midpoint of our normalized FFO per share expectations for 2019, and we continue to invest in our future,” said Debra A. Cafaro, Ventas Chairman and CEO.

Cafaro added, “Given challenging senior housing market conditions, our senior housing operating portfolio did not perform consistent with historical patterns or our expectations in the quarter, a trend we expect to continue for the balance of the year. As a result, while national leading indicators of supply and demand in the senior housing sector continue to improve, giving us confidence in the powerful upside that lies ahead, we have reduced our 2019 property level guidance for our senior housing operating business. This changed expectation leads us to conclude that our return to enterprise growth will occur after 2020.

“We have built a strong, diverse and resilient business well positioned to capitalize on strong demographic demand growth. We are committed to enhancing value for shareholders and are taking actions that will improve performance and deliver growth and value.”

Third Quarter 2019 Company Performance

  Net income attributable to common stockholders per diluted share for the third quarter 2019 was $0.23 compared to $0.28 in the same period in 2018. The year-over-year change was principally driven by the positive contribution from new investments, more than offset by higher depreciation and amortization in the third quarter 2019 and the receipt of a $12 million cash fee (the “2018 Fee”) in the third quarter of 2018.
  Reported Funds from Operations per share, as defined by the National Association of Real Estate Investment Trusts (“Nareit FFO”) was $0.84 compared to $0.88 in the same period in 2018. The change from 2018 results was due to the factors described above, excluding the impact of depreciation and amortization.
  Normalized Funds from Operations (“FFO”) per share for the third quarter 2019 was $0.96 compared to $0.99 in 2018. The change from 2018 was primarily the result of growth in income from new investments, more than offset by the receipt of the 2018 Fee in the third quarter of 2018.

Third Quarter 2019 Portfolio Performance

  For the third quarter 2019, the Company’s quarterly same-store total property portfolio (1,107 assets, representing 93 percent of the company’s consolidated assets) cash net operating income (“NOI”) rose 0.1 percent compared to the same period in 2018. Year-to-date 2019, the Company’s full year same-store total property portfolio (1,094 assets) cash NOI grew 0.5 percent compared to the same period in 2018. Reported same-store cash NOI performance by segment for the third quarter 2019 and year-to-date 2019 are as follows:
	Same-Store Cash NOI
	Reported Growth
	Q3 2019	Year-To-Date 2019

Triple-Net (“NNN”)	2.1%	2.3%
Senior Housing Operating Properties (“SHOP”)	(5.0%)	(3.5%)
Office	3.7%	2.9%
Total Company	0.1%	0.5%

  Third quarter year-over-year changes in the Company’s same-store property results were driven by:
    NNN portfolio: Growth was primarily the result of net in-place lease escalations.
    SHOP portfolio: Same-store SHOP performance was below expectations, driven by the cumulative effect of new openings in a dynamic competitive market, which pressured revenue. While average third quarter 2019 occupancy was 70 basis points lower than the third quarter 2018, the year-over-year occupancy gap widened materially in September, ending the quarter approximately 115 basis points lower than third quarter-end 2018. Meanwhile, price competition drove wider re-leasing spreads year-over-year. Industry-wide, senior housing demand is accelerating and the positive trend of lower new construction starts continued, particularly in assisted living, where fewer than 1,000 units broke ground in the quarter in primary markets.
    Office portfolio: Growth was led by outstanding performance in the Company’s university-based Research & Innovation (“R&I”) properties and complemented by steady growth in the Company’s medical office building (“MOB”) portfolio, which is benefitting from the implementation and success of operational and sustainability initiatives. Third quarter 2019 office results included a $4.7 million cash lease termination fee, which was not included in same-store results.

2019 Investment Highlights

The Company has announced $3.8 billion in year-to-date investments (at 100 percent share), including $1.8 billion in Le Groupe Maurice and $900 million in attractive R&I developments. Investment highlights from the quarter include:

  Completed Portfolio Investment with Le Groupe Maurice (“LGM”): As previously announced, Ventas completed its investment in a Class A portfolio of 29 operating apartment-like senior housing assets in the attractive Quebec market, and five in-progress developments, through an equity partnership with LGM (the “LGM Acquisition”). The LGM portfolio is fully integrated and performing well.
  Investment in Future Growth in R&I Development: Ventas accelerated its investments in future growth through new developments in the third quarter 2019, driven principally by the R&I development pipeline. Recent updates include:
    Pitt Immune Transplant & Therapy Center:Commenced construction on a $280 million, 350,000 square foot development that is 70 percent pre-leased to the University of Pittsburgh with strong incremental leasing demand.
    College of Nursing and Health Professions, Drexel University: Executed a 30-year lease with Drexel University for a new development that will house Drexel’s College of Nursing and Health Professions in the uCity Square Knowledge Community (“uCity”). Drexel’s lease is for 100 percent of the building, which will be approximately 260,000 square feet and produce an expected GAAP yield of nearly 10 percent. Construction of the College of Nursing and Health Professions is expected to commence by mid-2020 and the building is set to open by 2022.
  Expanding uCity: The Ventas uCity in-place portfolio is currently 98 percent leased with robust demand, including for the recently announced One uCity development. In the third quarter of 2019, Ventas acquired land and other assets in the thriving Philadelphia uCity market, supporting an additional 450,000 square feet of developable space.
  Expanding Ardent Investment at Attractive Yield: Ventas began funding a $28 million investment in the development of a new on-campus outpatient cancer center, Harrington Cancer Center, leased to Ardent Health System at an approximately eight percent cash yield, which is expected to be completed in 2021.
  Redevelopment: Ventas committed to invest $36 million in redevelopment capital projects in the third quarter 2019 across four medical office buildings leased to Banner Health in Phoenix, Arizona, as well as $15 million across several SHOP assets focused on LED lighting retrofits with various operators.

2019 Office Excellence

Ventas’s office business delivered exceptional performance and achievements year to date:

  The R&I portfolio delivered outstanding third quarter 2019 growth, including occupancy levels approaching 97 percent and year-over-year cash same-store NOI growth exceeding 10 percent supported by continued leasing success.
  The MOB portfolio, composed of 20 million square feet, demonstrated strong positive trends on tenant satisfaction and retention, resulting from the Company’s focused efforts.
  Ventas’s South Street Landing near Brown University won a Richard H. Driehaus Foundation National Preservation Award for its historic preservation work.

Financial Strength and Liquidity

  Ventas’s Net Debt to Adjusted Pro Forma EBITDA ratio was 5.9x in the third quarter. As anticipated, leverage increased sequentially principally as a result of the timing of equity raised in the second quarter and the completion of the LGM Acquisition in the third quarter.
    Third quarter and recent capital market activity includes:
      The Company extended its maturity profile and managed interest rate risk via the issuance of $650 million of 3.00% Senior Notes due 2030, the proceeds of which were used to retire $600 million of 4.25% Senior Notes due 2022.
      Ventas managed currency risk by financing a portion of the LGM Acquisition in Canadian dollars through the closing of a C$500M unsecured bank term loan in September. The term loan is attractively priced at CDOR + 90 basis points and matures in January 2025.
    The Company had robust available liquidity from cash on hand and existing credit facilities totaling $1.8 billion at the end of the third quarter 2019, net of outstanding commercial paper.

Demonstrated Leadership Excellence and Commitment to ESG (Environmental, Social, Governance) Principles

  Ms. Cafaro was again recognized as one of Harvard Business Review’s Top 100 Best Performing CEOs in the World for the sixth consecutive year. She is one of only 14 global CEOs who have been named to HBR’s list consistently since 2014, placing Ventas’s financial accomplishments in the top four percent of all firms measured. In addition, the Company’s non-financial performance metrics significantly improved in 2019 to its highest ever rating for the two ESG measures which make up 30% of the result.
  Ventas was named to the Dow Jones Sustainability World Index for the first time and retained its place on the Dow Jones Sustainability North America Index (“DJSI”). The first global sustainability benchmark to track the largest and leading sustainability-driven publicly listed companies, only companies that rank within the top 10 percent of their industries are included in the DJSI World Index.
  Ventas maintained its #1 position among the four listed healthcare real estate participants in the GRESB real estate ESG assessment for the third consecutive year. GRESB is a premier ESG benchmark for real assets, and covers more than 1,000 property companies, REITs, funds and developers.
  Ventas released its second annual Corporate Sustainability Report (“CSR”) earlier today. Ventas’s 2019 CSR describes the Company’s achievements, and reaffirms its commitment to ESG leadership. The CSR, which was produced consistent with globally recognized best practices, also details Ventas’s enhanced strategic ESG framework and newly-established ESG goals.

Third Quarter Dividend

The Company paid its third quarter 2019 dividend of $0.7925 per share on October 11, 2019 to stockholders of record on October 1, 2019.

Updated 2019 Guidance

Ventas is updating its outlook for 2019 per share net income attributable to common stockholders, Nareit FFO and normalized FFO, as described below. The Company is also updating its previous overall and segment same-store cash NOI growth guidance.

	Updated FY 2019 Guidance
	Previous Per Share			Updated Per Share
	Low		High	Low		High

Net Income Attributable to Common Stockholders	$1.38	-	$1.45	$1.32	-	$1.35
Nareit FFO	$3.90	-	$3.97	$3.82	-	$3.87
Normalized FFO	$3.80	-	$3.86	$3.81	-	$3.85

	Updated FY 2019 Projected Same-Store Cash NOI
	Previous			Updated
	Low		High	Low		High

NNN	0.5%	-	1.5%	2%	-	2.5%
SHOP	(3%)	-	0%	(5%)	-	(4%)
Office	1.5%	-	2.5%	2%	-	2.5%
Total Company	0%		1%	0%		0.3%

Assumptions for Ventas’s 2019 updated normalized FFO per share guidance are materially consistent with the Company’s previously disclosed guidance, and include the impacts of announced investments and associated capital markets activities. Total same-store guidance has been updated to reflect revisions to segment-level outlooks, with office and NNN increases more than offset by a reduction in SHOP expectations. The SHOP guidance change reflects third quarter revenue trends, a dynamic and competitive market, and lower occupancy levels entering the fourth quarter. With respect to the Company’s NNN senior housing portfolio, the Company continues to estimate that it will incur approximately a ($10 million) net impact to its NOI from proactively addressing leases with select lower credit operators, which impact is contained in non-same store results.

A reconciliation of the Company’s 2019 guidance to the Company’s projected GAAP measures is included in this press release. The Company’s 2019 guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Third Quarter 2019 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers), and the participant passcode is “Ventas.” The call will also be webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the call will be available at the Company’s website, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 4816549, beginning on October 25, 2019, at approximately 1:00 p.m. Eastern Time and will remain available for 30 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of senior housing communities, medical office buildings, university-based research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s senior housing communities and office buildings are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2019; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of damage to the Company’s properties from catastrophic weather and other natural events and the physical effects of climate change; (s) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (t) risks associated with the Company’s office building portfolio and operations, including the Company’s ability to successfully design, develop and manage office buildings and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (y) consolidation activity in the senior housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (z) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (aa) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018

Assets
Real estate investments:
Land and improvements	$2,280,877	$2,128,409	$2,116,086	$2,114,406	$2,115,870
Buildings and improvements	24,459,114	22,837,251	22,609,780	22,437,243	22,188,578
Construction in progress	432,713	386,550	335,773	422,334	395,072
Acquired lease intangibles	1,334,915	1,267,322	1,279,490	1,502,955	1,506,269
Operating lease assets	388,480	374,319	359,025	—	—
	28,896,099	26,993,851	26,700,154	26,476,938	26,205,789
Accumulated depreciation and amortization	(6,964,061)	(6,758,067)	(6,570,557)	(6,383,281)	(6,185,155)
Net real estate property	21,932,038	20,235,784	20,129,597	20,093,657	20,020,634
Secured loans receivable and investments, net	709,714	693,651	496,344	495,869	527,851
Investments in unconsolidated real estate entities	45,905	47,112	48,162	48,378	48,478
Net real estate investments	22,687,657	20,976,547	20,674,103	20,637,904	20,596,963
Cash and cash equivalents	148,063	81,987	82,514	72,277	86,107
Escrow deposits and restricted cash	60,533	56,309	57,717	59,187	62,440
Goodwill	1,049,985	1,050,470	1,050,876	1,050,548	1,045,877
Assets held for sale	4,520	1,754	5,978	5,454	24,180
Other assets	852,795	821,844	796,909	759,185	782,386
Total assets	$24,803,553	$22,988,911	$22,668,097	$22,584,555	$22,597,953

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,053,184	$10,256,092	$10,690,176	$10,733,699	$10,478,455
Accrued interest	85,214	111,388	81,766	99,667	76,883
Operating lease liabilities	249,237	233,757	214,046	—	—
Accounts payable and other liabilities	1,194,162	1,137,980	1,063,707	1,086,030	1,134,898
Liabilities related to assets held for sale	1,531	1,216	947	205	14,790
Deferred income taxes	147,524	149,454	205,056	205,219	236,616
Total liabilities	13,730,852	11,889,887	12,255,698	12,124,820	11,941,642

Redeemable OP unitholder and noncontrolling interests	236,792	222,662	206,386	188,141	143,242

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 372,726; 371,478; 358,387; 356,572; and 356,468 shares issued at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively	93,164	92,852	89,579	89,125	89,100
Capital in excess of par value	14,017,030	13,940,117	13,160,550	13,076,528	13,081,324
Accumulated other comprehensive loss	(59,857)	(39,671)	(12,065)	(19,582)	(7,947)
Retained earnings (deficit)	(3,384,421)	(3,173,287)	(3,088,401)	(2,930,214)	(2,709,293)
Treasury stock, 3; 0; 0; 0; and 6 shares at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively	(210)	—	—	—	(345)
Total Ventas stockholders’ equity	10,665,706	10,820,011	10,149,663	10,215,857	10,452,839
Noncontrolling interests	170,203	56,351	56,350	55,737	60,230
Total equity	10,835,909	10,876,362	10,206,013	10,271,594	10,513,069
Total liabilities and equity	$24,803,553	$22,988,911	$22,668,097	$22,584,555	$22,597,953

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
Rental income:
Triple-net leased	$193,383	$190,117	$589,833	$548,628
Office	214,939	193,911	618,555	580,471
	408,322	384,028	1,208,388	1,129,099
Resident fees and services	541,090	518,560	1,583,262	1,552,302
Office building and other services revenue	2,959	3,288	8,168	10,905
Income from loans and investments	30,164	18,108	66,819	105,706
Interest and other income	620	12,554	10,109	24,535
Total revenues	983,155	936,538	2,876,746	2,822,547
Expenses
Interest	113,967	107,581	334,955	331,973
Depreciation and amortization	234,603	218,579	696,710	675,363
Property-level operating expenses:
Senior living	388,011	366,721	1,115,834	1,080,053
Office	67,144	61,668	191,972	182,662
Triple-net leased	6,338	—	20,092	—
	461,493	428,389	1,327,898	1,262,715
Office building services costs	627	431	1,775	1,080
General, administrative and professional fees	40,530	39,677	124,369	113,507
Loss on extinguishment of debt, net	37,434	39,527	41,861	50,411
Merger-related expenses and deal costs	4,304	4,458	11,084	26,288
Other	2,164	1,244	(9,294)	7,891
Total expenses	895,122	839,886	2,529,358	2,469,228
Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	88,033	96,652	347,388	353,319
Income (loss) from unconsolidated entities	854	(716)	(2,621)	(47,826)
Gain on real estate dispositions	36	18	24,633	35,893
Income tax (expense) benefit	(2,005)	7,327	57,004	11,303
Income from continuing operations	86,918	103,281	426,404	352,689
Discontinued operations	—	—	—	(10)
Net income	86,918	103,281	426,404	352,679
Net income attributable to noncontrolling interests	1,659	1,309	4,831	5,485
Net income attributable to common stockholders	$85,259	$101,972	$421,573	$347,194
Earnings per common share
Basic:
Income from continuing operations	$0.23	$0.29	$1.17	$0.99
Net income attributable to common stockholders	0.23	0.29	1.16	0.97
Diluted:
Income from continuing operations	$0.23	$0.29	$1.16	$0.98
Net income attributable to common stockholders	0.23	0.28	1.15	0.97

Weighted average shares used in computing earnings per common share
Basic	372,426	356,318	363,724	356,224
Diluted	376,625	359,355	367,657	359,068

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Revenues
Rental income:
Triple-net leased	$193,383	$196,382	$200,068	$189,168	$190,117
Office	214,939	202,188	201,428	195,540	193,911
	408,322	398,570	401,496	384,708	384,028
Resident fees and services	541,090	520,725	521,447	517,175	518,560
Office building and other services revenue	2,959	2,691	2,518	2,511	3,288
Income from loans and investments	30,164	19,529	17,126	18,512	18,108
Interest and other income	620	9,202	287	357	12,554
Total revenues	983,155	950,717	942,874	923,263	936,538

Expenses
Interest	113,967	110,369	110,619	110,524	107,581
Depreciation and amortization	234,603	226,187	235,920	244,276	218,579
Property-level operating expenses:
Senior living	388,011	366,837	360,986	366,148	366,721
Office	67,144	62,743	62,085	61,017	61,668
Triple-net leased	6,338	6,321	7,433	—	—
	461,493	435,901	430,504	427,165	428,389
Office building services costs	627	515	633	338	431
General, administrative and professional fees	40,530	43,079	40,760	38,475	39,677
Loss on extinguishment of debt, net	37,434	4,022	405	7,843	39,527
Merger-related expenses and deal costs	4,304	4,600	2,180	4,259	4,458
Other	2,164	(11,481)	23	58,877	1,244
Total expenses	895,122	813,192	821,044	891,757	839,886

Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	88,033	137,525	121,830	31,506	96,652
Income (loss) from unconsolidated entities	854	(2,529)	(946)	(7,208)	(716)
Gain on real estate dispositions	36	19,150	5,447	10,354	18
Income tax (expense) benefit	(2,005)	57,752	1,257	28,650	7,327
Income from continuing operations	86,918	211,898	127,588	63,302	103,281
Discontinued operations	—	—	—	—	—
Net income	86,918	211,898	127,588	63,302	103,281
Net income attributable to noncontrolling interests	1,659	1,369	1,803	1,029	1,309
Net income attributable to common stockholders	$85,259	$210,529	$125,785	$62,273	$101,972

Earnings per common share
Basic:
Income from continuing operations	$0.23	$0.59	$0.36	$0.18	$0.29
Net income attributable to common stockholders	0.23	0.58	0.35	0.17	0.29
Diluted:
Income from continuing operations	$0.23	$0.58	$0.35	$0.18	$0.29
Net income attributable to common stockholders	0.23	0.58	0.35	0.17	0.28

Weighted average shares used in computing earnings per common share
Basic	372,426	361,722	356,853	356,389	356,318
Diluted	376,625	365,553	360,619	359,989	359,355

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income	$426,404	$352,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	696,710	675,363
Amortization of deferred revenue and lease intangibles, net	(6,484)	(26,001)
Other non-cash amortization	16,910	13,527
Stock-based compensation	26,670	20,761
Straight-lining of rental income	(25,680)	19,983
Loss on extinguishment of debt, net	41,861	50,411
Gain on real estate dispositions	(24,633)	(35,893)
Gain on real estate loan investments	—	(13,202)
Income tax benefit	(60,249)	(13,464)
Loss from unconsolidated entities	2,621	47,826
Distributions from unconsolidated entities	1,400	2,734
Other	9,236	390
Changes in operating assets and liabilities:
Increase in other assets	(59,366)	(34,879)
Decrease in accrued interest	(15,909)	(17,508)
Increase (decrease) in accounts payable and other liabilities	54,057	(25,105)
Net cash provided by operating activities	1,083,548	1,017,622
Cash flows from investing activities:
Net investment in real estate property	(939,805)	(35,800)
Investment in loans receivable	(1,257,577)	(212,089)
Proceeds from real estate disposals	77,555	331,243
Proceeds from loans receivable	1,008,683	866,313
Development project expenditures	(229,845)	(230,348)
Capital expenditures	(99,787)	(73,025)
Distributions from unconsolidated entities	151	57,430
Investment in unconsolidated entities	(1,711)	(45,106)
Insurance proceeds for property damage claims	20,457	6,327
Net cash (used in) provided by investing activities	(1,421,879)	664,945
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	278,677	41,292
Net change in borrowings under commercial paper program	304,508	—
Proceeds from debt	2,206,577	2,412,420
Repayment of debt	(2,456,135)	(3,294,104)
Purchase of noncontrolling interests	—	(2,429)
Payment of deferred financing costs	(17,867)	(16,583)
Issuance of common stock, net	942,250	—
Cash distribution to common stockholders	(861,789)	(845,248)
Cash distribution to redeemable OP unitholders	(6,882)	(5,594)
Cash issued for redemption of OP Units	(361)	(1,370)
Contributions from noncontrolling interests	4,959	500
Distributions to noncontrolling interests	(6,403)	(9,968)
Proceeds from stock option exercises	34,134	4,238
Other	(6,601)	(4,974)
Net cash provided by (used in) financing activities	415,067	(1,721,820)
Net increase (decrease) in cash, cash equivalents and restricted cash	76,736	(39,253)
Effect of foreign currency translation	396	(453)
Cash, cash equivalents and restricted cash at beginning of period	131,464	188,253
Cash, cash equivalents and restricted cash at end of period	$208,596	$148,547

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$1,056,481	$29,106
Other assets	11,123	4,112
Debt	907,746	—
Other liabilities	46,336	16,134
Noncontrolling interests	113,522	—
Equity issued for redemption of OP Units	—	266

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Cash flows from operating activities:
Net income	$86,918	$211,898	$127,588	$63,302	$103,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234,603	226,187	235,920	244,276	218,579
Amortization of deferred revenue and lease intangibles, net	(339)	(3,299)	(2,846)	(4,659)	(2,164)
Other non-cash amortization	5,323	5,456	6,131	5,359	4,877
Stock-based compensation	8,195	10,070	8,405	9,202	6,488
Straight-lining of rental income	(8,680)	(8,511)	(8,489)	(6,587)	(8,102)
Loss on extinguishment of debt, net	37,434	4,022	405	7,843	39,527
Gain on real estate dispositions	(36)	(19,150)	(5,447)	(10,354)	(18)
Income tax expense (benefit)	946	(59,480)	(1,715)	(29,562)	(8,147)
(Income) loss from unconsolidated entities	(854)	2,529	946	7,208	716
Distributions from unconsolidated entities	100	100	1,200	200	100
Real estate impairments related to natural disasters	—	—	—	52,510	—
Other	4,145	2,808	2,283	3,330	(734)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(14,894)	(30,768)	(13,704)	11,681	(47,655)
(Decrease) increase in accrued interest	(27,307)	29,445	(18,047)	22,500	(16,004)
Increase (decrease) in accounts payable and other liabilities	28,775	21,792	3,490	(12,404)	16,542
Net cash provided by operating activities	354,329	393,099	336,120	363,845	307,286
Cash flows from investing activities:
Net investment in real estate property	(731,766)	(194,942)	(13,097)	(230,107)	(23,543)
Investment in loans receivable	(750,429)	(502,891)	(4,257)	(17,445)	(535)
Proceeds from real estate disposals	3,150	56,854	17,551	22,549	19,000
Proceeds from loans receivable	719,026	288,382	1,275	45,227	216
Development project expenditures	(115,619)	(64,574)	(49,652)	(100,528)	(74,666)
Capital expenditures	(41,406)	(36,426)	(21,955)	(58,833)	(30,996)
Distributions from unconsolidated entities	151	—	—	25	50,638
Investment in unconsolidated entities	(777)	(247)	(687)	(1,901)	(5,073)
Insurance proceeds for property damage claims	3,518	13,941	2,998	564	3,998
Net cash used in investing activities	(914,152)	(439,903)	(67,824)	(340,449)	(60,961)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	785,228	194,224	(700,775)	280,171	239,018
Net change in borrowings under commercial paper program	34,698	75,312	194,498	—	—
Proceeds from debt	1,493,643	6,343	706,591	137,053	1,662,104
Repayment of debt	(1,459,074)	(734,491)	(262,570)	(171,475)	(1,862,217)
Purchase of noncontrolling interests	—	—	—	(2,295)	—
Payment of deferred financing costs	(11,030)	—	(6,837)	(4,029)	(10,235)
Issuance of common stock, net	76,217	767,655	98,378	—	—
Cash distribution to common stockholders	(294,647)	(284,268)	(282,874)	(281,895)	(281,853)
Cash distribution to redeemable OP unitholders	(2,331)	(2,335)	(2,216)	(1,865)	(1,850)
Cash issued for redemption of OP Units	(361)	—	—	—	(395)
Contributions from noncontrolling interests	1,365	2,371	1,223	1,383	500
Distributions to noncontrolling interests	(2,300)	(1,480)	(2,623)	(1,606)	(2,160)
Proceeds from stock option exercises	8,396	21,422	4,316	4,524	1,913
Other	131	142	(6,874)	(83)	(654)
Net cash provided by (used in) financing activities	629,935	44,895	(259,763)	(40,117)	(255,829)
Net increase (decrease) in cash, cash equivalents and restricted cash	70,112	(1,909)	8,533	(16,721)	(9,504)
Effect of foreign currency translation	188	(26)	234	(362)	(52)
Cash, cash equivalents and restricted cash at beginning of period	138,296	140,231	131,464	148,547	158,103
Cash, cash equivalents and restricted cash at end of period	$208,596	$138,296	$140,231	$131,464	$148,547

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$1,055,412	$1,069	$—	$65,174	$190
Other assets	10,940	183	—	1,286	—
Debt	907,746	—	—	30,508	—
Other liabilities	45,084	1,252	—	1,952	190
Deferred income tax liability	—	—	—	922	—
Noncontrolling interests	113,522	—	—	2,591	—
Equity issued	—	—	—	30,487	—
Equity issued for redemption of OP Units	—	—	—	641	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)
								Q3 YoY
	2018			2019				Growth
	Q3	Q4	FY	Q1	Q2	Q3	YTD	'18-'19
Net income attributable to common stockholders	$101,972	$62,273	$409,467	$125,785	$210,529	$85,259	$421,573	(16%)
Net income attributable to common stockholders per share	$0.28	$0.17	$1.14	$0.35	$0.58	$0.23	$1.15	(18%)
Adjustments:
Depreciation and amortization on real estate assets	217,116	242,834	913,537	234,471	224,630	233,078	692,179
Depreciation on real estate assets related to noncontrolling interests	(1,718)	(1,621)	(6,926)	(1,834)	(1,750)	(2,496)	(6,080)
Depreciation on real estate assets related to unconsolidated entities	723	(78)	1,977	165	167	(456)	(124)
Impairment on equity method investment	—	—	35,708	—	—	—	—
Gain on real estate dispositions	(18)	(10,354)	(46,247)	(5,447)	(19,150)	(36)	(24,633)
Gain on real estate dispositions related to noncontrolling interests	—	—	1,508	354	—	—	354
Gain on real estate dispositions related to unconsolidated entities	(875)	—	(875)	(799)	(2)	(67)	(868)
Subtotal: FFO add-backs	215,228	230,781	898,682	226,910	203,895	230,023	660,828
Subtotal: FFO add-backs per share	$0.60	$0.64	$2.50	$0.63	$0.56	$0.61	$1.80
FFO (Nareit) attributable to common stockholders	$317,200	$293,054	$1,308,149	$352,695	$414,424	$315,282	$1,082,401	(1%)
FFO (Nareit) attributable to common stockholders per share	$0.88	$0.81	$3.64	$0.98	$1.13	$0.84	$2.94	(5%)

Adjustments:
Change in fair value of financial instruments	42	(14)	(18)	(38)	(11)	(7)	(56)
Non-cash income tax (benefit) expense	(8,166)	(4,944)	(18,427)	(1,714)	(59,480)	946	(60,248)
Impact of tax reform	—	(24,618)	(24,618)	—	—	—	—
Loss on extinguishment of debt, net	39,489	7,890	63,073	405	4,022	37,434	41,861
(Gain) loss on non-real estate dispositions related to unconsolidated entities	(16)	10	(2)	—	(3)	(34)	(37)
Merger-related expenses, deal costs and re-audit costs	4,985	6,375	38,145	2,829	5,564	4,726	13,119
Amortization of other intangibles	121	120	759	121	121	121	363
Other items related to unconsolidated entities	632	678	5,035	1,038	1,377	502	2,917
Non-cash charges related to lease terminations	—	—	21,299	—	—	—	—
Non-cash impact of changes to equity plan	448	1,509	4,830	2,334	2,584	1,729	6,647
Natural disaster expenses (recoveries), net	93	64,041	63,830	(1,539)	(13,339)	(101)	(14,979)
Subtotal: normalized FFO add-backs	37,628	51,047	153,906	3,436	(59,165)	45,316	(10,413)
Subtotal: normalized FFO add-backs per share	$0.10	$0.14	$0.43	$0.01	$(0.16)	$0.12	$(0.03)
Normalized FFO attributable to common stockholders	$354,828	$344,101	$1,462,055	$356,131	$355,259	$360,598	$1,071,988	2%
Normalized FFO attributable to common stockholders per share	$0.99	$0.96	$4.07	$0.99	$0.97	$0.96	$2.92	(3%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(2,164)	(4,659)	(13,680)	(2,846)	(3,299)	(339)	(6,484)
Other non-cash amortization, including fair market value of debt	4,877	5,359	18,886	6,131	5,335	5,444	16,910
Stock-based compensation	6,040	7,693	25,133	6,071	7,486	6,466	20,023
Straight-lining of rental income	(8,102)	(6,587)	(24,883)	(8,489)	(8,511)	(8,680)	(25,680)
Subtotal: non-cash items included in normalized FFO	651	1,806	5,456	867	1,011	2,891	4,769
Capital expenditures	(33,576)	(60,667)	(140,060)	(24,015)	(34,366)	(41,406)	(99,787)
Normalized FAD attributable to common stockholders	$321,903	$285,240	$1,327,451	$332,983	$321,904	$322,083	$976,970	0%
Merger-related expenses, deal costs and re-audit costs	(4,985)	(6,375)	(38,145)	(2,829)	(5,564)	(4,726)	(13,119)
Other items related to unconsolidated entities	(632)	(678)	(5,035)	(1,038)	(1,377)	(502)	(2,917)
FAD attributable to common stockholders	$316,286	$278,187	$1,284,271	$329,116	$314,963	$316,855	$960,934	0%
Weighted average diluted shares	359,355	359,989	359,301	360,619	365,553	376,625	367,657

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to lease terminations; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein. For a reconciliation of the Company’s previous 2019 Nareit FFO and normalized FFO per share guidance, please refer to the reconciliation included in the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2019, which reconciliation is hereby incorporated by reference.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NET INCOME, FFO and FAD Attributable to Common Stockholders 2019 Guidance [1,2]
(Dollars in millions, except per share amounts)
	Tentative / Preliminary and Subject to Change
	FY2019 - Guidance		FY2019 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$490	$498	$1.32	$1.35

Depreciation and Amortization Adjustments	947	959	2.56	2.59
Gain on Real Estate Dispositions	(25)	(25)	(0.07)	(0.07)
Other Adjustments [3]	0	0	0.00	0.00

FFO (Nareit) Attributable to Common Stockholders	$1,412	$1,432	$3.82	$3.87

Merger-Related Expenses, Deal Costs and Re-Audit Costs	22	17	0.06	0.05
Natural Disaster Expenses (Recoveries), Net	(17)	(16)	(0.04)	(0.04)
Other Adjustments [3]	(7)	(9)	(0.02)	(0.03)

Normalized FFO Attributable to Common Stockholders	$1,410	$1,424	$3.81	$3.85
% Year-Over-Year Growth			(6%)	(5%)

Non-Cash Items Included in Normalized FFO	7	7
Capital Expenditures	(158)	(163)

Normalized FAD Attributable to Common Stockholders	$1,259	$1,268

Merger-Related Expenses, Deal Costs and Re-Audit Costs	(22)	(17)
Other Adjustments [3]	(4)	(3)

FAD Attributable to Common Stockholders	$1,233	$1,248

Weighted Average Diluted Shares (in millions)	370	370
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]

Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any. Totals may not add due to minor corporate-level adjustments.

[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA1
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to lease terminations, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended September 30, 2019, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

For the Three Months Ended September 30, 2019:

Net income attributable to common stockholders	$85,259
Adjustments:
Interest	113,967
Loss on extinguishment of debt, net	37,434
Taxes (including tax amounts in general, administrative and professional fees)	3,080
Depreciation and amortization	234,603
Non-cash stock-based compensation expense	8,195
Merger-related expenses, deal costs and re-audit costs	4,304
Net income attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(4,136)
Income from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	8,120
Gain on real estate dispositions	(36)
Unrealized foreign currency gains	(233)
Change in fair value of financial instruments	(14)
Natural disaster expenses (recoveries), net	(93)
Adjusted EBITDA	$490,450
Pro forma adjustments for current period activity	3,819
Adjusted Pro Forma EBITDA	$494,269

Adjusted Pro Forma EBITDA annualized	$1,977,076

As of September 30, 2019:

Total debt	$12,053,184
Cash	(148,063)
Restricted cash pertaining to debt	(32,863)
Consolidated joint venture partners’ share of debt	(222,612)
Ventas share of debt from unconsolidated entities	53,188
Net debt	$11,702,833

Net debt to Adjusted Pro Forma EBITDA	5.9	x

1 Totals may not add due to rounding.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company's judgment such inclusion provides a more meaningful presentation of its portfolio performance. Same-store excludes: (i) assets intended for disposition; (ii) for the Office Portfolio, those properties that incur major property-level expenditures to maximize value, increase NOI, maintain a market-competitive position and/or achieve property stabilization; and (iii) for other assets, those properties that are scheduled for operator transition, or have transitioned operators, after the start of the prior comparison period. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net	Seniors Housing Operating	Office	Non-Segment	Total
For the Three Months Ended September 30, 2019:
Net income attributable to common stockholders					$85,259
Adjustments:
Interest and other income					(620)
Interest					113,967
Depreciation and amortization					234,603
General, administrative and professional fees					40,530
Loss on extinguishment of debt, net					37,434
Merger-related expenses and deal costs					4,304
Other					2,164
Income from unconsolidated entities					(854)
Gain on real estate dispositions					(36)
Income tax expense					2,005
Net income attributable to noncontrolling interests					1,659
Reported segment NOI	$187,045	$153,079	$149,227	$31,064	$520,415
Adjustments:
NOI not included in same-store	(3,778)	(9,820)	(21,198)	—	(34,796)
Straight-lining of rental income	(3,871)	—	(4,809)	—	(8,680)
Non-cash rental income	(906)	5	928	—	27
Non-segment NOI	—	—	—	(31,064)	(31,064)
Same-store cash NOI (constant currency)	$178,490	$143,264	$124,148	$—	$445,902
YOY growth ‘18 - ‘19	2.1%	(5.0%)	3.7%		0.1%
For the Three Months Ended September 30, 2018:
Net income attributable to common stockholders					$101,972
Adjustments:
Interest and other income					(12,554)
Interest					107,581
Depreciation and amortization					218,579
General, administrative and professional fees					39,677
Loss on extinguishment of debt, net					39,527
Merger-related expenses and deal costs					4,458
Other					1,244
Loss from unconsolidated entities					716
Gain on real estate dispositions					(18)
Income tax benefit					(7,327)
Net income attributable to noncontrolling interests					1,309
Reported segment NOI	$190,319	$151,839	$133,987	$19,019	$495,164
Adjustments:
NOI not included in same-store	(9,700)	(797)	(9,608)	—	(20,105)
Straight-lining of rental income	(4,116)	—	(3,985)	—	(8,101)
Non-cash rental income	(1,328)	—	(715)	—	(2,043)
Non-segment NOI	—	—	—	(19,019)	(19,019)
NOI impact from change in FX	(322)	(195)	—	—	(517)
Same-store cash NOI (constant currency)	$174,853	$150,847	$119,679	$—	$445,379

	Triple-Net	Seniors Housing Operating	Office	Non-Segment	Total
For the Nine Months Ended September 30, 2019:
Net income attributable to common stockholders					$421,573
Adjustments:
Interest and other income					(10,109)
Interest					334,955
Depreciation and amortization					696,710
General, administrative and professional fees					124,369
Loss on extinguishment of debt, net					41,861
Merger-related expenses and deal costs					11,084
Other					(9,294)
Loss from unconsolidated entities					2,621
Gain on real estate dispositions					(24,633)
Income tax benefit					(57,004)
Net income attributable to noncontrolling interests					4,831
Reported segment NOI	$569,741	$467,428	$430,493	$69,302	$1,536,964
Adjustments:
Modification fees	100	—	—	—	100
Normalizing adjustment for technology costs[1]	—	(1)	—	—	(1)
NOI not included in same-store	(28,511)	(16,309)	(45,997)	—	(90,817)
Straight-lining of rental income	(11,444)	—	(14,235)	—	(25,679)
Non-cash rental income	(2,885)	5	(3,068)	—	(5,948)
Non-segment NOI	—	—	—	(69,302)	(69,302)
Same-store cash NOI (constant currency)	$527,001	$451,123	$367,193	$—	$1,345,317
YOY growth ‘18 - ‘19	2.3%	(3.5%)	2.9%		0.5%
For the Nine Months Ended September 30, 2018:
Net income attributable to common stockholders					$347,194
Adjustments:
Interest and other income					(24,535)
Interest					331,973
Depreciation and amortization					675,363
General, administrative and professional fees					113,507
Loss on extinguishment of debt, net					50,411
Merger-related expenses and deal costs					26,288
Other					7,891
Loss from unconsolidated entities					47,826
Gain on real estate dispositions					(35,893)
Income tax benefit					(11,303)
Discontinued operations					10
Net income attributable to noncontrolling interests					5,485
Reported segment NOI	$551,150	$472,249	$402,514	$108,304	$1,534,217
Adjustments:
Modification fees	2,389	—	431	—	2,820
Normalizing adjustment for technology costs[1]	—	651	—	—	651
Pro forma adjustment for partial prior year period	—	2,693	—	—	2,693
NOI not included in same-store	(47,014)	(6,475)	(32,349)	—	(85,838)
Straight-lining of rental income	32,349	—	(12,365)	—	19,984
Non-cash rental income	(22,848)	—	(1,369)	—	(24,217)
Non-segment NOI	—	—	—	(108,304)	(108,304)
NOI impact from change in FX	(1,071)	(1,713)	—	—	(2,784)
Same-store cash NOI (constant currency)	$514,955	$467,405	$356,862	$—	$1,339,222

1 Represents costs expensed by one operator related to implementation of new software.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions)
	FY2019 - Guidance
	Tentative / Preliminary and Subject to Change
	Triple-Net	Seniors Housing Operating	Office	Non-Segment	Total
High End
Net Income Attributable to Common Stockholders					$498
Depreciation and Amortization[3]					976
Interest Expense, G&A, Other Income and Expenses[4]					583
Reported Segment NOI[5]	$758	$632	$573	$94	2,057
Non-Cash and Non-Same-Store Adjustments	(54)	(41)	(83)	(94)	(271)
Same-Store Cash NOI[5]	704	591	490	—	1,786
Percentage Increase	2.5%	(4.0%)	2.5%	NM	0.3%

Low End
Net Income Attributable to Common Stockholders					$490
Depreciation and Amortization[3]					963
Interest Expense, G&A, Other Income and Expenses[4]					592
Reported Segment NOI[5]	$754	$626	$570	$87	2,045
Non-Cash and Non-Same-Store Adjustments	(53)	(41)	(83)	(87)	(264)
Same-Store Cash NOI[5]	701	585	487	—	1,781
Percentage Increase	2.0%	(5.0%)	2.0%	NM	0.0%

Prior Year
Net Income Attributable to Common Stockholders					$409
Depreciation and Amortization[3]					920
Interest Expense, G&A, Other Income and Expenses[4]					701
Reported Segment NOI	$740	$623	$539	$128	2,030
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(52)	(6)	(61)	(128)	(247)
NOI Impact from Change in FX	(1)	(2)	—	—	(3)
Same-Store Cash NOI	687	616	478	—	1,781

	2019
GBP (£) to USD ($)	1.23
USD ($) to CAD (C$)	1.33
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]	See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization, and amortization of other intangibles.
[4]

Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

[5]	Totals may not add across due to minor corporate-level adjustments and rounding.
[6]	Represents costs expensed by one operator related to implementation of new software.

Contacts

Juan Sanabria
(877) 4-VENTAS